UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Linde plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Making our world more productive
LINDE PLC FORGE
43 CHURCH STREET WEST
WOKING, SURREY GU21 6HT UNITED KINGDOM
Your Vote Counts!
LINDE PLC
2024 Annual General Meeting
Vote by July 29, 2024 11:59 PM ET
V50870-P12128-Z87543
You invested in LINDE PLC and it’s time to vote!
You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on July 30, 2024.
Get informed before you vote
View the Proxy Statement, 2023 Form 10-K and Annual Report to Shareholders and 2023 Irish Financial Statements online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 16, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
For complete information and to vote, visit www.ProxyVote.com
Control #
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Point your camera here and vote without entering a control number
Vote in Person at the Meeting*
July 30, 2024 1:00 P.M., local time
The Balmoral
1 Princes St Edinburgh
Scotland, EH2 2EQ, United Kingdom
*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com
THIS IS NOT A VOTABLE BALLOT
You cannot use this notice to vote your shares. This is only an overview of the more complete proxy materials and proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. We encourage you to review the complete proxy materials before voting.
Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Stephen F. Angel 1b. Sanjiv Lamba 1c. Prof. DDr. Ann-Kristin Achleitner 1d. Dr. Thomas Enders 1e. Hugh Grant 1f. Joe Kaeser 1g. Dr. Victoria Ossadnik 1h. Paula Rosput Reynolds 1i. Alberto Weisser 1j. Robert L. Wood 2a. To ratify, on an advisory and non-binding basis, the appointment of PricewaterhouseCoopers (“PWC”) as the independent auditor. 2b. To authorize, in a binding vote, the Board, acting through the Audit Committee, to determine PWC’s remuneration. 3. To approve, on an advisory and non-binding basis, the compensation of Linde plc’s Named Executive Officers, as disclosed in the 2024 Proxy statement. 4. To determine the price range at which Linde plc can re-allot shares that it acquires as treasury shares under Irish law. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. For For For For For For For For For For For For For For
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V50871-P12128-Z87543